Exhibit 10.7

8% SECURED NOTE

$___________	July __, 2006

FOR VALUE RECEIVED, CyberDefender Corporation., a California corporation (the "Maker"), with its primary offices located at ___________________, promises to pay to the order of ______________, or its registered assigns (the "Payee"), upon the terms set forth below, the principal sum of __________________ ($___________.00) plus interest on the unpaid principal sum outstanding at the rate of 8% per annum.

1. Payments.

(a) The full amount of principal and accrued interest under this Note shall be due on the earlier of (i) January __, 2007 or (ii) unless waived at the sole discretion of the Payee, the earliest date that the Maker raises additional capital by means of an equity or debt financing (the "Maturity Date"), unless due earlier in accordance with the terms of this Note.

(b) Maker may not prepay, in whole or in part, the principal sum and interest under this Note without the prior written consent of Payee.

2.  Secured Obligation. As security for the payment in full of principal, interest and performance under this Note and of all other liabilities and obligations of the Maker to the Payee, Maker hereby grants to the Payee a general security interest in all assets of the Maker and all proceeds arising therefrom and any and all products of such assets. Maker represents that it is the sole lawful owner of such assets attributable to it, free and clear of any liens and encumbrances, and has the right and power to pledge, sell, assign and transfer absolute title thereto to the Payee and that no previously filed financing statement covering such assets will be effective at the Closing in any jurisdiction after giving effect to the Subordination Agreement. Maker agrees that this security interest shall be a first priority security interest, senior and prior in payment to all other indebtedness and obligations of Maker to third parties. Maker hereby authorizes the Payee to file one or more financing statements under the UCC and any amendments thereto or extensions thereof without the signature of the Maker.

3. Events of Default.

(a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)   any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable; or

(ii)   Maker shall fail to observe or perform any obligation or shall breach any representation, warranty or term or provision of this Note, the Secured Note Purchase Agreement, dated July __, 2006, pursuant to which this Note was issued (the “Purchase Agreement”), any of the other Transaction Documents (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within ten days after the date on which notice of such failure or breach shall have been delivered; or

(iii)  Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing; or

(iv)  Maker or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(v)   Maker shall, without Payee’s prior written consent (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire more than a de minimis amount of Maker's capital stock, of any class, whether now or hereafter outstanding. "Change of Control Transaction" means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 50% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker, consolidation or sale of 50% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii); or

(vi)  Gary Guseinov, Maker's Chief Executive Officer shall cease to be Maker's Chief Executive Officer or shall cease to perform any of the material functions and duties currently performed by such person; or

(vii)  Maker shall unreasonably modify or change its method of accounting or restate or modify its financial statements for any period of time prior to the date of this Note.

(b)  If any Event of Default occurs, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Payee's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4.  Most Favored Nations. The Payee shall have the right, in its sole discretion, to convert the principal balance of this Note then outstanding plus accrued but unpaid interest, in whole or in part, into securities of the Maker (or its successor or parent) being issued in any private or public offering of equity securities of the Maker (or its successor or parent) consummated while this Note is outstanding, upon the terms and conditions of such offering, at a rate equal to, for each $1 of principal amount of this Note surrendered, $1.15 of new consideration offered for such securities. By way of example, if the Maker undertakes an offering of convertible debentures and common stock purchase warrants, the Payee may elect to surrender $100,000 principal amount of this Note and shall receive convertible debentures with a principal amount of $115,000 along with any warrants and other consideration given to a purchaser of such principal amount of convertible debentures in such transaction.

5.  No Waiver of Payee's Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6.  Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7.  Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, the Security Agreements, or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

8.  Collection Expenses. If Payee shall commence an action or proceeding to enforce this Secured Promissory Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

9.  Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

10.  Successors, Assigns and Assumption. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Note. Any successor to the Maker or any surviving entity in a transaction with the Maker shall (i) assume, prior to such transaction, all of the obligations of the Maker under this Note and the other documents entered into in connection herewith pursuant to written agreements in form and substance satisfactory to the Payee (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Payee a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Payee (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section shall apply similarly and equally to successive transaction.

11.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced by the terms of the Purchase Agreement.

12. Notice.  Any and all notices or other communications or deliveries to be provided by the Payee hereunder shall be made pursuant to the Purchase Agreement.

The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

CYBERDEFENDER CORPORATION

By:
Name: Gary Guseinov
Title: Chief Executive Officer